Profire Energy, Inc. 2019 Executive Incentive Plan 1. Purpose. The purpose of this 2019 Executive Incentive Plan (the “Plan”) is to enable Profire Energy, Inc., a Nevada corporation (the “Company”), to attract, retain, motivate and reward management employees by providing them with the opportunity to earn annual incentive bonuses linked to Company performance. 2. Effective Date and Performance Period. The effective date of the Plan is January 1, 2019. The performance period under the Plan will commence on January 1, 2019 and terminate on December 31, 2019. 3. Administration. The Plan is being entered into pursuant to the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) as a Performance Award. Under the 2014 Plan, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) may make incentive grants subject to certain additional terms and conditions (not inconsistent with the 2014 Plan). The Committee, acting under the authority of the Board, shall administer and interpret the Plan. The Plan shall conform in all respects to the terms of the 2014 Plan and the Board’s interpretations and determinations under the Plan shall be final and conclusive. 4. Participation. The Committee has determined the management employees eligible to participate in the Plan (the “Participants”) and the target bonus amounts determined as a percentage of the Participant’s base salary (the “Target Bonus Amount”) of each Participant as set forth in Exhibit A. 5. Bonus Calculation. The Committee shall determine bonuses to Participants under the Plan as follows: (a) Performance Objectives. The distribution of bonuses shall be determined based on the achievement of the following four target performance objectives (the “Performance Objectives”): Performance Objectives for fiscal year 2019 Weight Target Level 1. Revenue 25% $40,002,269 2. Net Income 25% $1,401,115 3. Free Cash Flow (Adjusted EBITDA - Capex) 25% $2,744,197 4. Product Development Milestones 25% Various Milestone Dates as determined by the Committee 100% (i) “Net Income” means NET INCOME (LOSS) as presented on the Company’s Statement of Operations and Other Comprehensive Income (Loss) in accordance with U.S. generally accepted accounting principles and filed with the U.S. Securities and Exchange Commission (“SEC”). 101128119.3 0059466-00001

(ii) “Adjusted EBITDA” means net income for that year as adjusted by adding thereto, to the extent deducted in calculating net income for the year, net interest expense, taxes, depreciation, amortization, noncash charges for equity-related compensation, and other noncash charges as agreed with the Committee. Calculation of all components of Adjusted EBITDA shall be in accordance with GAAP and based on the consolidated financial statements of the Company for fiscal 2019 or otherwise determined from the Company’s accounting records on a consistent basis. (iii) “Capex” means an amount which is the greater of (A) zero and (B) the net amount from the Company’s Statement of Cash Flows as filed with the SEC for the applicable period of (x) purchases of fixed assets and (y) proceeds from sales of equipment. (iv) “Free Cash Flow” means an amount equal to Adjusted EBITDA less Capex. Adjustments to the definitions of “Net Income”, “Adjusted EBITDA” and “Capex” may be made by the Committee in the event of the occurrence of extraordinary, unusual or non-recurring circumstances and for non-cash items that, in the judgment of the Committee, would cause such definition to fail to fairly reflect the performance of the Company. These circumstances may include acquisitions, divestitures, joint ventures, regulatory developments, tax law changes, accounting changes, restructuring or other special charges, other occurrences and non-cash items. The Committee shall make the final determination as to the calculations of “Net Income”, “Adjusted EBITDA”, “Capex”, and the amounts up to the Maximum Payout Amount (as defined below) to be paid to Participants. (b) Performance Ratio. The “Performance Ratio” for any Performance Objective shall be the ratio expressed as a percentage resulting from dividing (x) the actual amount achieved for such Performance Objective in fiscal 2019 by (y) the Target Level specified in Section 5(a) for such Performance Objective for fiscal 2019. (c) Calculation. Subject to any limitations set forth in Section 6 relating to the 2014 Plan and the Maximum Payout Amount (as defined in Section 6), a Participant’s bonus under the Plan shall be calculated as the sum of the following for each Performance Objective (for each, the “Performance Objective Payout Amount”): (i) if the Performance Ratio for such Performance Objective is less than 85%, then the Performance Objective Payout Amount is zero ($0); (ii) if the Performance Ratio for such Performance Objective is at least 85% but not greater than 115%, then the Performance Objective Payout Amount is the amount which is (A) the Performance Ratio times (B) the applicable Performance Objective Weight (as stated in Section 5(a)) times (C) the Target Bonus Amount for such Participant; and (iii) if the Performance Ratio for such Performance Objective is greater than 115%, then the Performance Objective Payout Amount is the sum of (A) (w) 115% times (x) the applicable Performance Objective Weight times 101128119.3 0059466- 00001 2

(y) the Target Bonus Amount for such Participant, plus (B) (w) the Performance Ratio minus 115%, times (x) two-and-a-half (2.5) times (y) the applicable Performance Objective Weight times (z) the Target Bonus Amount for such Participant. (d) Payout Split. Bonus amounts earned under the Plan shall be paid out 50% in cash (the “Cash Portion”) and 50% in shares of the Company’s common stock (the “Stock Portion”). In determining the number of shares of common stock to be issued to the Participant for the Stock Portion, the Company shall divide (x) 50% of such Participant’s aggregate bonus amount by (y) the volume weighted average price per share of the Company’s common stock over the five trading days prior to the date of the Committee’s final determination of the bonus amount (the “Bonus Determination Date”). 6. Compliance with 2014 Plan and Bonus Amount Limitations. (a) Compliance with 2014 Plan. In no event shall bonuses paid out under the Plan exceed the limitations set forth in the 2014 Plan. In the event this Plan conflicts with the terms of the 2014 Plan, this Plan shall be modified to the extent necessary to comply with the terms of the 2014 Plan. (b) Additional Limitations. In addition to the limitations set forth in Section 6(a) above, in no event shall a Participant receive a bonus under the Plan that is in excess of 200% of such Participant’s Target Bonus Amount (the “Maximum Payout Amount”). 7. Payment of Bonuses. The payment of the Cash Portion and the Stock Portion of the bonus amount shall be made to Participants as soon as practicable following the Bonus Determination Date and in any event by the 15th day of the third month following the end of the fiscal year 2019 (the “Bonus Delivery Date”), subject to a Participant’s satisfaction of all required tax withholding obligations as set forth in the Plan. Provided a Participant has satisfied all required tax withholding obligations in respect of the Stock Portion of the bonus amount, the Company shall cause to be issued and delivered to the Participant by the Bonus Delivery Date a certificate or certificates evidencing the applicable number of shares of the Company’s common stock registered in the name of the Participant (or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be) or to instruct the Company’s transfer agent to electronically deliver such Shares to Participant (or applicable representative, beneficiary or heir). If it is administratively impracticable to issue such shares within the time frame described above because issuances of shares are prohibited or restricted pursuant to the policies of the Company that are reasonably designed to ensure compliance with applicable securities laws or stock exchange rules, then such issuance shall be delayed until such prohibitions or restrictions lapse. 8. Termination of Employment. If a Participant’s employment with the Company is terminated by the Company with Cause or by the Participant without Good Reason (both as defined in the Participant’s employment agreement), the Participant (a) shall not be entitled to receive any bonus payment for the fiscal year during which the termination of employment occurred and (b) shall be entitled to receive the bonus payment for any prior fiscal year for which the bonus payment has not been paid, with such amount payable at the same time the applicable 101128119.3 0059466- 00001 3 bonus payments are made to the other Participants. If a Participant’s employment with the Company is terminated by the Company without Cause or by the Participant with Good Reason, the Participant (or the Participant’s beneficiary) shall be entitled to receive (a) a pro rata bonus payment for the fiscal year during which the termination of employment occurred equal to the amount the Participant would have received if employed for the entire fiscal year multiplied by a fraction, the numerator of which is the number of days in the fiscal year the Participant was employed and the denominator of which is 365, which amount shall be payable at the same time the applicable bonus payments are made to the other Participants and (b) the bonus payment for any prior fiscal year for which the bonus payment has not been paid, with such amount payable at the same time the applicable bonus payments are made to the other Participants. 9. General Provisions. (a) Termination; Amendment. Subject to the terms of the 2014 Plan, the Board or the Committee may at any time amend the Plan, except that any amendment applicable to the Plan made after the Board or Committee has determined the Participants and the Target Bonus Amounts shall apply only to Participants who have agreed in writing to the amendment. (b) No Employment Rights. Nothing in this Plan confers upon any Participant any right to continue in the employment of the Company or any of its subsidiaries or to be selected as a Participant in any subsequent year. (c) Nonalienation of Benefits. Except as expressly provided herein or otherwise required by applicable law, no Participant or beneficiary may alienate, transfer, anticipate, sell, assign, pledge, attach, or otherwise encumber the Participant’s interest under the Plan. (d) Withholding. The Cash Portion of any bonus payable to a Participant or a beneficiary under the Plan will be subject to any applicable federal, state and local income and employment taxes and any other amounts that the Company or a subsidiary is required at law to deduct and withhold from such Cash Portion of the bonus. Regarding the Stock Portion of any bonus payable to a Participant or a beneficiary under the Plan, such Participant acknowledges that, not later than the Bonus Delivery Date, the value of the delivered shares of common stock will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to withhold taxes on this income amount. The Company will notify the Participant of the required withholding amount at least ten days prior to the Bonus Delivery Date. Concurrently with or prior to the delivery of the shares of common stock as set forth in Section 7, the Participant, at his or her election (which election must be made on or before the Bonus Delivery Date), shall (x) pay to the Company the required withholding amount for the Stock Portion in cash or (y) notify the Company that the Participant requests the Company to reduce the number of shares otherwise deliverable for the Stock Portion by a sufficient number to cover the applicable withholding obligations for the Stock Portion. If a Participant elects to pay the withholding for the Stock Portion by a reduction in shares received, the Company shall pay to the Participant in cash the amount of any resulting over payment ascribed to such shares retained to cover withholding obligations. (e) Plan Unfunded. The entire cost of the Plan shall be paid from the general assets of the Company. The rights of any Participant or beneficiary to receive an award under 101128119.3 0059466- 00001 4 the Plan shall be only those of a general unsecured creditor, and neither the Company nor the Board shall be responsible for the adequacy of the general assets of the Company to meet and discharge Plan liabilities. (f) Severability. If any provision of the Plan is held unenforceable, the remainder of the Plan will continue in full force and effect without regard to such unenforceable provision and will be applied as though the unenforceable provision were not contained in the Plan. (g) Governing Law. The Plan will be construed in accordance with and governed by the laws of the State of Utah, without reference to the principles of conflict of laws. (h) Headings. Headings are inserted in the Plan for convenience of reference only and are to be ignored in any construction of the provisions of the Plan. (i) Section 409A. This Plan and the payments contemplated herein are intended to be exempt from or in compliance with Section 409A and shall be interpreted and administered consistent with such intent. 101128119.3 0059466- 00001 5

Exhibit A Participant Target Bonus Brent Hatch $412,000 USD Ryan Oviatt $ 90,125 USD Cameron Tidball $ 84,357 USD Jay Fugal $ 41,200 USD Patrick Fisher $ 38,750 CAD 101128119.3 0059466-00001